CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Union Bankshares, Ltd.


We consent to incorporation by reference in the registration statement on Form S-8 relating to the Company's Profit Sharing 401(k) Plan, of our report dated January 23, 1996 relating to the consolidated statements of income, stockholders' equity and cash flows of Union Bankshares, Ltd., and subsidiary for the year ended December 31, 1995, which report appears in the December 31, 1997 annual report on Form 10-KSB of Union Bankshares, Ltd.


                                    /s/ McGLADREY & PULLEN, LLP


Charlotte, North Carolina
March 30, 1998